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Exhibit II

Exhibit I to Schedule 13G Under the Securities Exchange Act of 1934

        Pursuant to Rule 13d—1 (k) (1), I affirm that I am individually eligible to use Schedule 13G and agree that this Schedule is filed on my behalf.

/s/ BONNIE G. FEDOR Bonnie G. Fedor

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Exhibit II